                                                                      EXHIBIT 23



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statement (No. 333-52977) on Form S-3 of Westfield America, Inc. of our report dated January 19, 1998, with respect to the statement of certain revenues and expenses of Topanga Plaza for the year ended December 31, 1997, which reports appears in the Form 8-K of Westfield America, Inc. dated February 3, 1999, filed with the Securities and Exchange Commission.



                                                            /s/Ernst & Young LLP

Los Angeles, California
February 3, 1999